UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 6, 2013

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 6, 2013, the Company replaced prior investor PowerPoint and pdf presentations with updated investor PowerPoint and pdf presentations on the Company's website, www.biontech.com.

ITEM 8.01 OTHER EVENTS.

During February 2013 the Company intensified its previously disclosed political and lobbying efforts in Pennsylvania to support establishment of programs for purchase of nitrogen reductions consistent with the Pennsylvania Legislative Budget and Finance Committee’s recently published  study detailing the economic and environmental benefits that would result from the implementation of a competitively bid, request for proposal (RFP) program for nitrogen reductions to fulfill Pennsylvania’s obligations under the US EPA-mandated Chesapeake Bay Total Maximum Daily Load (CB TMDL).  Links to both the full report and a summary are available on the homepage of Bion’s website at www.biontech.com.  Bion’s efforts have included meetings with numerous governmental (from local and county level up through state level legislative and executive officials) and non-governmental organizations and stakeholders.   The Company anticipates that such efforts will continue throughout the next several months with the goal of securing appropriate legislation and administrative rulings related to such a nitrogen reduction purchase program.

A portion of the Company’s efforts on this matter will take place as part of an ad hoc ‘coalition’ named ‘Coalition for an Affordable Bay Solution’ (“CABS”) with other stakeholders (including livestock industry producer groups and other technology providers) who agree with Bion’s positions and goals.  Mr. Edward Schafer, Bion’s Executive Chairman, will head the CABS coalition.

Additionally, during February 2013, the Company further intensified its activities aimed at commencing development of its initial Integrated Project in Pennsylvania later this calendar year.  These efforts have included meetings with Pennsylvania stakeholders (governmental and non-governmental) and large agri-industry companies related to the initial Integrated Project. The Company anticipates that its efforts in this area will be continuing for the rest of this year.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Date: March 7, 2013	By: s/ Mark A. Smith Mark A. Smith, President

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